Exhibit 5.1

Faegre Baker Daniels LLP

600 East 96th  Street • Suite 600

Indianapolis • Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

February 28, 2018

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100
West Lafayette, IN 47906

Ladies and Gentlemen:

We have acted as counsel to Endocyte, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a prospectus supplement dated February 28, 2018 (the “Prospectus Supplement”) to the prospectus dated October 24, 2017 (together, the “Prospectus”) relating to the offer and sale by the Company, pursuant to that certain Underwriting Agreement dated February 28, 2018 (the “Underwriting Agreement”), among the Company and Jefferies LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), of 17,857,143 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), together with 2,678,571 shares of Common Stock for which the Underwriters have been granted an option to purchase (collectively, the “Shares”).  The Prospectus forms a part of the Company’s registration statement on Form S-3 (No. 333-220920) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on October 24, 2017.

We have examined the Registration Statement, the Prospectus, the Underwriting Agreement, the amended and restated bylaws of the Company, as amended to date, the amended and restated certificate of incorporation of the Company, as amended to date, and the proceedings taken by the Company in connection with the authorization of the Shares. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, without any independent verification thereof.

In rendering the opinions set forth below, we have assumed the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and upon payment therefor and delivery thereof in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable (i) if in the event issued as certificated shares, when certificates representing such Shares have been duly executed by the President or a Vice President of the Company and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, countersigned and registered by the Company’s transfer agent/registrar and delivered on behalf of the Company, or (ii) if in the event issued as uncertificated shares, upon book entry registration and issuance by the Company’s transfer agent and registrar.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, and we express no opinion as to the effects of any other laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s current report on Form 8-K filed as of the date hereof and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Prospectus Supplement. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE BAKER DANIELS LLP

/s/ Daniel L. Boeglin
Daniel L. Boeglin